Exhibit 10.4

TAX FUNDING AGREEMENT

This TAX FUNDING AGREEMENT (this “Agreement”), dated as of July 29, 2025, is made by and among Exela Technologies BPA, LLC and each of its debtor affiliates (collectively, the “Debtors” and upon the effectiveness of their plan of reorganization, the “Reorganized Debtors”) that filed chapter 11 cases (the “Chapter 11 Cases”) under Title 11 of the United States Code, 11 U.S.C. §§ 101- 1532 (as it may be amended from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), Exela Technologies BPA, LLC, in its capacity as Agent for the Reorganized Debtors (the “Agent”), XBP Europe Holdings Inc. (“XBP”), Exela Technologies, Inc. (“ETI”), GP 3XCV LLC (“GP3”) and XCV-STS, LLC (“XCV-STS”, together with ETI and GP3, the “Consenting ETI Parties”). The Reorganized Debtors, the Agent, XBP and the Consenting ETI Parties are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, pursuant to the Plan Support Agreement [D.I. 396] (“PSA”) by and among, inter alia, the Consenting ETI Parties and the Debtors, the consenting ETI Parties agreed to support the Restructuring Transactions (as defined therein) including as set forth in the term sheet attached to the PSA, subject to the terms and conditions memorialized therein;

WHEREAS, on June 23, 2025, the Bankruptcy Court confirmed that certain that certain Joint Plan of Reorganization of DocuData Solutions, L.C. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 592] (as may be amended, the “Plan”) providing for the restructuring of the Debtors; and

WHEREAS, on the terms and conditions contained in this Agreement, the Consenting ETI Parties agree to pay the ETI Funding Obligation (as defined below) and the Reorganized Debtors agree to pay the Reorganized Debtors Funding Obligation (as defined below), in each case with respect to the Transaction Tax Liabilities (as defined below);

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agree as follows:

Article I

TAX FUNDING OBLIGATIONS

Section 1.1            Determination of Transaction Tax Liabilities

(a)           ETI shall continue to engage Ernst & Young as Independent Tax Advisor (in such capacity, “E&Y”) for the purpose of determining the applicable federal, state and local tax liabilities arising, resulting from or triggered by (i) the Restructuring Transactions occurring under the Plan, (ii) the steps taken under the Definitive Documents or pursuant to the Restructuring Steps Exhibit, and/or (iii) the Governance Changes1 including any related or similar transactions, in each case, as determined by E&Y (collectively, the “Transaction Tax Liabilities”).

1        As defined in the ETI Entities’ Statement and Reservation of Rights Regarding the Motion of the Debtors for Interim and Final Orders (I) Authorizing The Debtors to Obtain Postpetition Financing, (II) Granting Adequate Protection to the Prepetition Secured Parties, (III) Authorizing the Use of Cash Collateral, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [D.I. 168].

(b)           Following the date hereof, ETI shall provide to the Reorganized Debtors written notice of the due dates by which Transaction Tax Liabilities must be paid to the relevant tax authorities, including, for the avoidance of doubt, such dates in respect of estimated taxes and fees (the “Transaction Tax Liabilities Deadlines”).

(c)           ETI shall cause E&Y to determine the Transaction Tax Liabilities in respect of each Transaction Tax Liabilities Deadline and shall provide written notice of such determination by E&Y to the Reorganized Debtors and XBP, including appropriate documentation supporting E&Y’s calculations. To the extent practicable, E&Y’s Transaction Tax Liabilities determination shall be provided to the Reorganized Debtors for the Reorganized Debtors’ review and comment (x) at least ten (10) days prior to such Transaction Tax Liabilities Deadline in respect of any estimated taxes, or (y) at least twenty (20) days prior to such Transaction Tax Liabilities Deadline in respect of the final tax return reflecting the Transaction Tax Liabilities. Any settlement of the Transaction Tax Liabilities prior to the Effective Date shall require the consent of the Required Consenting Creditors (such consent not to be unreasonably withheld), and after the Effective Date, shall require the consent of the New Board (such consent not to be unreasonably withheld).

Section 1.2            ETI Funding Obligations.

(a)           In the event of an identification of a Transaction Tax Liability, the Consenting ETI Parties shall make a payment to the appropriate taxing authority in the amount of the Transaction Tax Liability owed to such taxing authority on or before the relevant Transaction Tax Liability Deadline, or shall reimburse the party that made such payment in the first instance, as the case may be, provided that the total amount of Transaction Tax Liabilities to be borne by the Consenting ETI Parties shall be limited to:

(i)           An amount equal to the first $15,000,000 of Transaction Tax Liabilities owed (or the total amount of Transaction Tax Liabilities, if less than $15,000,000) (such amount, the “Initial ETI Funding Obligation”); and

(ii)           an amount equal to the Transaction Tax Liabilities owed in excess of $25,000,000, if any (such amount, the “Subsequent ETI Funding Obligation” and together with the Initial ETI Funding Obligation, the “ETI Funding Obligations”).

(b)           The Consenting ETI Parties may elect (the “Consenting ETI Party Election”) to have any or all of their payments of, or reimbursements with respect to, the ETI Funding Obligations, including any payment with respect to a Blocked ETI Share Disposition (as defined below), treated as a purchase for cash of (i) Rollover Exit Notes at par and/or (ii) New Parent Interests at Plan Equity Value, by providing written notice to the Agent and to the applicable issuers of Rollover Exit Notes (in the case of Rollover Exit Notes), XBP (in the case of New Parent Interests), and if such election occurs prior to the Effective Date, Ropes & Gray LLP, as counsel to the Consenting Creditors, no later than ten (10) business days prior to the ETI Funding Payment Date (as defined below). Such notice shall include the amount of Rollover Exit Notes and New Parent Interests, as applicable, to be deemed purchased, the identity of the purchasing party and the intended date of payment of the related ETI Funding Obligations (the “ETI Funding Payment Date”). The applicable issuers of Rollover Exit Notes (in the case of Rollover Exit Notes) and XBP (in the case of New Parent Interests) shall issue such Rollover Exit Notes and/or New Parent Interests within one (1) business day after receipt of evidence of the payment of the applicable ETI Funding Obligations.

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Section 1.3          Reorganized Debtors’ Funding Obligations. No later than five (5) business days prior to the relevant Transaction Tax Liabilities Deadlines, the Reorganized Debtors shall pay to ETI, or pay directly to the applicable taxing authorities, the amount of Transaction Tax Liabilities owed in excess of $15,000,000 and up to and including $25,000,000, if any (such amount, the “Reorganized Debtors Funding Obligation”). In the event the Reorganized Debtors pay some or all of the Reorganized Debtors Funding Obligation to ETI, ETI shall promptly, and in any event no later than the relevant Transaction Tax Liabilities Deadlines, pay such amounts to the applicable taxing authorities to the extent such amounts are still owing to such authorities. In the event that the Reorganized Debtors pay some or all of the Reorganized Debtors Funding Obligation directly to the taxing authorities, they shall make such payment no later than the relevant Transaction Tax Liabilities Deadlines, and shall provide prompt written notice thereof to the Consenting ETI Parties.

Section 1.4            Transaction Tax Liability Audit. ETI, on the one hand, and the Reorganized Debtors, on the other hand, shall promptly notify the other party upon receipt of any notice from any taxing authority of any audit, claim, examination or other proceeding that could be reasonably expected to affect the Transaction Tax Liabilities (each, a “Transaction Tax Liability Audit”). Notwithstanding anything herein to the contrary, for the avoidance of doubt, the settlement of any Transaction Tax Liability Audit prior to the Effective Date shall require the consent of the Required Consenting Creditors (such consent not to be unreasonably withheld), and after the Effective Date shall require the consent of the New Board (such consent not to be unreasonable withheld). Further, notwithstanding anything herein to the contrary, for the avoidance of doubt, in connection with the final resolution of any Transaction Tax Liability Audit, ETI shall cause E&Y to determine the Transaction Tax Liability taking into account the resolution of such Transaction Tax Liability Audit; provided that the Reorganized Debtors shall be responsible for payment of E&Y’s fees and expenses in connection with such determination. Section 1.2 and Section 1.3 shall apply to such re-determined Transaction Tax Liability, mutatis mutandis.

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Article II

SECURITY FOR ETI FUNDING OBLIGATIONS

Section 2.1            Control Accounts. On the Effective Date, all New Parent Interests owing and delivered to the Consenting ETI Parties (each a “Blocked ETI Share Party”) on account of the ETI Equity Distribution pursuant to the Plan shall be deposited into separate securities accounts, each subject to a security account control agreement in substantially the form attached hereto as Exhibit A (each a “Control Agreement” and together the “Control Agreements” and such New Parent Interests collectively, the “Blocked ETI Shares”).

Section 2.2            Security Interest.

(a)            As collateral security for the payment of the Transaction Tax Liabilities, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Blocked ETI Share Party hereby pledges, collaterally assigns and grants to the Agent, as collateral agent for the Reorganized Debtors, for the benefit of the Reorganized Debtors, a continuing first priority security interest in and lien on the Blocked ETI Shares to secure the payment of the ETI Funding Obligations.

(b)           Neither the Agent nor the Reorganized Debtors shall have the right to rehypothecate, use, borrow, lend, pledge or sell the Blocked ETI Shares, except in accordance with Section 2.7 below, or with the applicable Blocked ETI Share Party’s consent.

(c)           The Parties agree that at all times prior to the sale of any Blocked ETI Shares pursuant Section 2.7 below, the applicable Blocked ETI Share Party shall be treated as the owner of the applicable Blocked ETI Shares for U.S. federal and state tax purposes.

(d)           The Parties authorize the Agent to file any financing statement to perfect the security interest granted hereunder as the Agent deems necessary or advisable in its sole discretion, and any continuation statement or amendment with respect thereto, in any appropriate filing office.

Section 2.3            Rights with Respect to Blocked ETI Shares.

(a)           At all times up and until an ETI Funding Obligation Default (as defined below), and, for the avoidance of doubt, at all times following the waiver or cure of any such ETI Funding Obligation Default or the payment in full of the ETI Funding Obligations, each Blocked ETI Share Party shall be entitled to exercise all voting rights with respect to the Blocked ETI Shares for any purpose not inconsistent with the terms of this Agreement, including with respect to any matters permitting or requiring a shareholder vote; provided, however, that (A) no Blocked ETI Share Party will exercise or refrain from exercising any such right, as the case may be, if the Agent gives such Blocked ETI Share Party notice that, in the Agent’s reasonable judgment, such action (or inaction) would violate the terms of this Agreement, and (B) each Blocked ETI Share Party will give the Agent at least two (2) business days’ notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which would adversely affect the value, liquidity, or marketability of any of the Blocked ETI Shares or the creation, perfection and priority of the Agent’s lien thereon; provided, further, that nothing herein shall require any Blocked ETI Share Party to take any actions that would be (or that the Blocked ETI Share Party reasonably believes would be) a breach of any fiduciary duties or other legal duties of a shareholder. Except as otherwise provided herein, each Blocked ETI Share Party shall retain all other ownership rights with respect to the Blocked ETI Shares, including economic rights, and the Blocked ETI Shares shall have registration rights identical to the other New Parent Interests, in accordance with the Plan.

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(b)           In connection with the exercise of remedies solely with respect to the Blocked ETI Shares and solely following the occurrence and during the continuation of an ETI Funding Obligation Default, and upon the Agent’s contemporaneous written notice (a “Default Notice”) to the Blocked ETI Share Parties of the suspension of the voting rights under Section 2.3(a) which shall have been made in a commercially reasonable manner, all rights of each Blocked ETI Share Party to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (a) above, shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, and the Agent (personally or through an agent) shall thereupon be solely authorized and empowered, following any foreclosure sale, to transfer and register in the name of any purchaser in such foreclosure sale (which may be the Agent), or in the name of the nominee of such purchaser, the whole or any part of the Blocked ETI Shares, it being acknowledged by each Blocked ETI Share Party that such transfer and registration may be effected by the Agent by the delivery of a registration page to the Blocked ETI Share Party, reflecting the purchaser or its designee as the holder of such Blocked ETI Shares, or otherwise by the Agent through its irrevocable appointment as attorney in fact pursuant to clause (c) below. For the avoidance of doubt, all such voting and consensual rights shall revert back to each Blocked ETI Share Party following the waiver or cure of the applicable ETI Funding Obligation Default or the payment in full of the ETI Funding Obligations. Following a Blocked ETI Share Disposition (as defined below), the Agent shall be authorized and empowered to transfer and register in the successful buyer’s name, such Blocked ETI Shares sold through a Blocked ETI Share Disposition after the proceeds from a Blocked ETI Share Sale (defined below) are deposited by such successful buyer into an account designated by Agent. Such transfer and registration may be effected by the Agent by the delivery of a registration page to the Blocked ETI Share Party, reflecting the successful buyer as the holder of such Blocked ETI Shares, or otherwise by the Agent through its irrevocable appointment as attorney in fact pursuant to clause (c) below.

(c)           Effective upon the occurrence and solely during the continuance of an ETI Funding Obligation Default, each Blocked ETI Share Party hereby irrevocably appoints the Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Blocked ETI Share Party and in the name of such Blocked ETI Share Party or otherwise, from time to time in the Agent’s discretion, to take any action and to execute any instrument that the Agent may reasonably deem necessary or advisable to ensure the payment of the ETI Funding Obligations. This power is coupled with an interest and is irrevocable until the ETI Funding Payment Date.

Section 2.4            Blocked ETI Dispositions.

(a)           Each Blocked ETI Share Party may sell some or all of its Blocked ETI Shares (each a “Blocked ETI Share Sale”), provided that 100% of the net cash proceeds received by such Blocked ETI Share Party in connection with such disposition shall be applied by such Blocked ETI Share Party to the ETI Funding Obligations promptly, and in any event no more than five (5) business days after receipt thereof, provided however, such Blocked ETI Share Party shall be entitled to retain any net cash proceeds received in excess of the ETI Funding Obligations.

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(b)           Each Blocked ETI Share Party may pledge some or all its Blocked ETI Shares to secure a margin facility (a “Blocked ETI Share Margin Pledge” and together with Blocked ETI Share Sale, a “Blocked ETI Share Disposition”), provided that (i) the net cash proceeds from such margin facility are sufficient to pay the ETI Funding Obligations in full and (ii) 100% of the net cash proceeds are applied by the Blocked ETI Share Parties to the ETI Funding Obligations promptly, and in any event no more than five (5) business days after receipt thereof, provided however, such Blocked ETI Share Party shall be entitled to retain any net cash proceeds received in excess of the ETI Funding Obligations.

Section 2.5           Blocked ETI Share Release Event. Upon the Consenting ETI Parties’ payment of the ETI Funding Obligations in the amounts indicated below, the liens over certain Blocked ETI Shares shall be released as follows (each a “Blocked ETI Share Release Event”):

(i)           The liens with respect to 50% of the Blocked ETI Shares shall be released (pro rata across the Control Accounts) upon payment of the Initial ETI Funding Obligation by the Consenting ETI Parties and delivery of a Consenting ETI Party Election indicating that such payment shall be treated as a purchase of Rollover Exit Notes in accordance with Section 1.2(b)(i);

(ii)          The liens with respect to 90% of the Blocked ETI Shares shall be released (pro rata across the Control Accounts) upon payment of the Initial ETI Funding Obligation by the Consenting ETI Parties and delivery of a Consenting ETI Party Election indicating that such payment shall be treated as a purchase of New Parent Interests in accordance with Section 1.2(b)(ii); and

(iii)         The liens with respect to 100% of the Blocked ETI Shares shall be released following (x)(a) payment of the Transaction Tax Liabilities in full and (b) satisfaction of the ETI Funding Obligations, or (y) the funding in Cash by the Consenting ETI Parties of an amount equal to the ETI Funding Obligations as estimated by E&Y into a collateral account subject to an account control agreement on terms that are reasonably acceptable to the Agent, the Consenting ETI Parties and the applicable control bank; provided that, if the Consenting ETI Parties have paid in full the ETI Funding Obligations and the failure to pay the Transaction Tax Liabilities in full is due solely to the failure of the Reorganized Debtors to pay the Reorganized Debtors Tax Funding Obligation, the liens with respect to 100% of the Blocked ETI Shares shall be released.

Section 2.6            Release of Blocked ETI Shares.

(i)           Substantially simultaneously with any Blocked ETI Share Disposition, and in any event no later than one (1) business day after any Blocked ETI Share Release Event, the Agent shall direct the applicable control bank, in accordance with the applicable Control Agreement, to release the relevant Blocked ETI Shares, and to permit the relevant Blocked ETI Share Party to transfer such shares to an account not subject to a control agreement.

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(ii)          For the avoidance of doubt, upon a Blocked ETI Share Disposition or Blocked ETI Share Release, such shares shall no longer be Blocked ETI Shares under this Agreement and the liens with respect to such shares shall be terminated without further action by the Agent or the Reorganized Debtors.

Section 2.7            Remedies.

(a)           If the Consenting ETI Parties fail to pay some or all of the ETI Funding Obligations hereunder on or before the relevant Transaction Tax Liability Deadline (a “ETI Funding Obligation Default”), upon written notice to the Consenting ETI Parties, the Agent may direct the sale of an amount of Blocked ETI Shares, for cash up to the amount necessary to satisfy the outstanding ETI Funding Obligations, inclusive of (a) any reasonable and documented fees and expenses incurred by the Reorganized Debtors in connection with the sale of the Blocked ETI Shares and (b) any penalties imposed by the relevant taxing authority or authorities as a result of the ETI Funding Obligation Default, and the Consenting ETI Parties shall consent to such sale (to any extent necessary) and provide commercially reasonable cooperation with the Agent.

(b)           The Agent shall promptly apply the proceeds from such sale of such Blocked ETI Shares to satisfy the outstanding ETI Funding Obligations (inclusive of (a) any reasonable and documented fees and expenses incurred by the Reorganized Debtors in connection with the sale of the Blocked ETI Shares and (b) any penalties imposed by the relevant taxing authority or authorities as a result of the ETI Funding Obligation Default) and in any event, no later than five (5) Business Days after receipt.

(c)           Upon payment of the outstanding ETI Funding Obligations in full, the Agent shall promptly, and in any event no later than three (3) business days after such payment, release and transfer any remaining sale proceeds and direct the applicable control bank in accordance with the applicable Control Agreement to release and transfer any remaining Blocked ETI Shares, in each case, to the applicable Consenting ETI Parties. Upon payment of the outstanding ETI Funding Obligations in full such remaining shares shall no longer be Blocked ETI Shares under this Agreement and the liens with respect to such remaining shares shall be terminated.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.1            Organization and Qualification. Each of the Parties is a legal entity duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each Party is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) under the laws of each other jurisdiction in which conducts any business.

Section 3.2            Corporate Power and Authority. Each of the Parties has the requisite corporate power and authority (i) enter into, execute and deliver this Agreement, and (ii) to perform its obligations under this Agreement. No other corporate proceedings on the part of the Parties are or will be necessary to authorize this Agreement or to perform its obligations contemplated hereby.

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Section 3.3          Certificated Interests. The Blocked ETI Share Parties represent and warrant that none of the Blocked ETI Shares are certificated.

Article IV

Agents

Section 4.1            Appointment. Upon the date hereof, each Reorganized Debtor irrevocably appoints, authorizes and empowers the Agent to perform its duties as set forth in this Agreement together with such actions and powers as are reasonably incidental thereto, including, (i) to perform, exercise, and enforce any and all other rights and remedies of the Reorganized Debtors with respect to the ETI Funding Obligations, and (ii) to act with respect to the Blocked ETI Shares including for purposes of acquiring, holding and enforcing any and all liens on Blocked ETI Shares granted by each Blocked ETI Shares Party to secure the ETI Funding Obligations.

Article V

GENERAL PROVISIONS

Section 5.1            Prior Negotiations; Entire Agreement.

(a)            This Agreement constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

(b)           Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto), nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Parties under this Agreement unless the Parties have provided written consent with respect to such alteration, amendment or modification.

Section 5.2            Amendments, Etc,. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Party therefrom, shall be effective unless in writing and signed by each Party, and such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.3            Notices; Effectiveness; Electronic Communications. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail as follows:

if to the Reorganized Debtors:

6641 N. Belt Line Road, Suite 100

Irving, Texas 75063 USA

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Attention to: Suresh Yannamani; Matt Brown

Email: suresh.yannamani@exelatech.com; matt.brown@exelatech.com with copies to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention to: Alexander W. Welch; Hugh K. Murtagh; Jonathan J. Weichselbaum

Email: alex.welch@lw.com; hugh.murtagh@lw.com; jon.weichselbaum@lw.com if to the Agent:

6641 N. Belt Line Road, Suite 100

Irving, Texas 75063 USA

Attention to: Suresh Yannamani; Matt Brown

Email: suresh.yannamani@exelatech.com; matt.brown@exelatech.com with copies to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention to: Alexander W. Welch; Hugh K. Murtagh; Jonathan J. Weichselbaum

Email: alex.welch@lw.com; hugh.murtagh@lw.com; jon.weichselbaum@lw.com if to the Consenting ETI Parties:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention to: Sean A. O’Neal; Kara A. Hailey

Email: soneal@cgsh.com; khailey@cgsh.com

if to XBP:

2701 E Grauwyler Rd

Irving, Texas 75061

Attn: Andrej Jonovic

Email: ajonovic@hgmfund.com

with copies to: emengwall@loeb.com

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if to the Consenting Creditors (other than the Consenting ETI Parties):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention to: Matthew M. Roose; Sam Badawi

Email: matthew.roose@ropesgray.com; sam.badawi@ropesgray.com

-and-

Ropes & Gray LLP

191 North Wacker Drive

Chicago, IL 60606

Attention to: Eric P. Schriesheim

Email: eric.schriesheim@ropesgray.com

Section 5.4            Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 5.5            Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 5.6            Further Assurances. Upon the reasonable request of any Party, each other Party shall execute or deliver any additional agreements, documents and instruments and take such further actions to carry out the provisions and purposes of Agreement.

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Section 5.7            Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when such counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 5.8            Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

By:	/s/ Par Chadha
Exela Technologies, Inc.
Name: Par Chadha
Title: Chairman

By:	/s/ Par Chadha
GP 3XCV LLC
Name: Par Chadha
Title: Manager

By:	/s/ Par Chadha
XCV-STS, LLC
Name: Par Chadha
Title: Manager

By:	/s/ Randall S. Eisenberg
Exela Technologies BPA, LLC
Name: Randall S. Eisenberg
Title: Chief Restructuring Officer

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Exhibit A

Security Account Control Agreement

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